CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 6, 2016, of Kibush Capital Corporation relating to the audit of the financial statements as of September 30, 2015 and 2014 and the reference to our firm under the caption “Experts” in the Registration Statement.

Scrudato & Co, PA

/s/ Scrudato & Co., PA
Scrudato & Co., PA Califon, New Jersey April 20, 2016